EXHIBIT 10.1

Technology Agreement on Employment with payment

In witness whereof, Huang Zixia, the Party of the payer, who is the charger of Nano Superlattice Technology Inc. (Party A hereinafter), and Cheng Yuqian (Party B hereinafter), come to this agreement on basis of Party A will employ Party B to fulfill the assigned work by return of payment, while Party B agrees with the same in the following conditions:

Provision I: Work scope:

Party B agrees to be engaged as the Chief Technology Officer, conducting the basic technologies such as research and development, coated PVD process and production to order (POD), as well as the application of basic technologies such as attachments, which also form part of this Agreement, binding on both Parties.

Party B noted in the above also takes the positions of vice General Manager and Director of the company of Party A, being the formal employee to Party A and being entitled to the welfare actions of the same.

Provision II: Remuneration:

Party B agrees to employ Party B with payment to fulfill the assigned work such as manufacturing, design or research and development as indicated in the previous provision. In return, the remuneration will be given as following:

Party A agrees to assign 35% of the shares of Party A’s company to Party B, where the price is calculated as 10 NT dollars per share, totaling to NT$59,500,000.

The due date is when Party B has fulfilled the assigned work and obtained approval from Party B, who will pay from time to time, while the banking charges and taxes for which are on the account of Party A.

Provision III: Term of work:

Work content indicated in Provision I shall be fulfilled according to the scheduled progress from the effective date of the Agreement till December 31, 2009. In case the employee could not finish it by the designated date and has to delay in the continuous fulfillment due to proper reason, for which he shall ask for a written consent from Party A, but the postponement from time to time is limited to one month. If the delay is subject to no proper excuse, Party A will terminate this Agreement at his sole discretion without paying anything.

The work progress will be otherwise agreed in writing by the parties, which will form part of this Agreement, binding on both.

Provision IV:

Party B shall formally perform the work from November 31, 2004. In case of delay, he shall pay Party A the compensation NT$3000 per day until he formally engages in the work.

Provision V:

Working circumstance: The working circumstance and equipment for Party A shall be furnished completely by Party A.

Working hours: from 8:00 to 17:00 Monday to Friday, which can be adjusted consequently as Party A adjusts the same for his employees from the effective date of this Agreement.

Provision VI: Paying level:

The base salary is NT$50000, additional NT$30000 for the manager, with extra bonus NT$20000, totaling NT$100000.

Upon this Agreement taking effect, the adjustment of the paying level for Party B and the payment of the annual bonus, performance bonus, business travel expenses shall conform to Party A’s operation regulations or the announcement by the same.

Provision VII:

Party B agrees that within his career term, he shall not directly or indirectly do anything or part-time job for himself or others or with others which may conflict with the benefit of Party A.

After the expiration of such employment relationship with Party A, Party B shall not be involved in or employed in business that is the same or similar to that of Party A, and shall not be employed as an advisor in the business he has previously engaged in. In case Party A finds out him to be so, Party B shall pay Party A NT$100 million as the penalty, and Party A can claim damages resulting thereof.

Provision VII: Acceptance of work:

The technique in the manufacturing, design or research and development of Party B will be applied in production. When Party A accepts them, if he finds such technique is not applicable or poor in quality, he may ask for improvement which Party B shall complete within 20 days for re-acceptance. If he cannot obtain acceptance, he is deemed as in breach of agreement, from which Party A can terminate this Agreement and refuse payment. The cost for such improvement is on the account of Party A.

Provision IX: Intellectual property:

Party A is entitled to the ownership, copyright, patent and other intellectual property and derived rights from technique and product in manufacturing, design or research and development of Party B, who as the employee shall not claim or defend any of such rights.

If Party A proposes to apply for registration or recording of copyright, patent or other intellectual property, Party B shall assist with necessary documents and support without condition.

Party A is entitled to the right of qualification and the patent if the creation or innovation is achieved within the professional position to which it is related. Party B is entitled to the right of qualification and the patent if the creation or innovation is achieved in no relation with the professional position. But if the creation or innovation is achieved by means of the resource and experience of Party A, he is still entitled to the right qualification and the patent of the creation or innovation after granting rational payment.

Party A is fully entitled to the creation or innovation within the professional position if they satisfy protective objections in copyright, business secrets or corporate arrangement.

If such rights belong to Party A, when he applies for registration or recording of copyright, patent or other intellectual property in foreign countries, Party B shall assist with necessary documents and support or signature of the same without condition whether he remains in the position or not.

Party B shall immediately advise Party A about his creation and innovation whether he remains in the position or not.

Provision X:

Party B guarantees the development of the technique herein shall be achieved by himself independently without conflict with other copyright or intellectual property either domestic or overseas. In case of legal action, Party B shall compensate the damage thereof. The employee shall warrant his work (manufacturing, design or research and development) shall be achieved independently, and also warrant he shall not plagiarize or damage any and or all of the intellectual property of others. However, if the employer incurs a lawsuit, the employee shall compensate the losses thereof.

If a third party has proposed dissent or proceeds with a lawsuit with regard to the creation or innovation hereunder, Party B shall assist with necessary support, such as oral or written advice, court attendance, whether remaining in the position or not, but for which the expenses are on the account of Party A.

Provision XI:

Party B shall be responsible for the confidentiality of the business secrets he has acknowledged or possessed under this agreement.

Party B shall sign an additional Confidentiality Agreement when this Agreement is achieved, which form a part of this Agreement, binding both parties.

Provision XII:

The effective date of the Agreement is the date on which it is countersigned.

Upon the Agreement taking effect, Party B shall inform in writing about his creation, innovation, copyright or exclusive technology or of the joint owner. If there exists a confidentiality agreement, no-competition agreement and so on, he also shall acknowledge his obligation therein, as well as provide the related original or copies of the related material.

Provision XIII:

The privileges and responsibilities of Party B, except those specified under this Agreement, shall be applied with the provisions of working rules or the announcement of a Party A, which form part of the Agreement, binding on both parties. For the outstanding provisions or what is not detailed, the Labor Law or civil law or the related law will apply.

In case one Party breaches this Agreement, the other Party may terminate the Agreement or seek compensation according to the working rules of Party A and the associated laws.

Upon the termination of the Agreement, all technical material or articles of Party A which are possessed by Party B shall be returned to the former without delay, and Party B shall not keep any of the copies or transfer to of a third party at his own discretion. Party A may seek compensation against Party B if he suffers damage thereof.

Provision XIV:

In case of any of the provisions are invalid or are not performable, the remaining others are still in effect.

Provision XV:

Party B shall not assign right or responsibilities under this Agreement to the third party prior to written consent of Party A.

Provision XVI:

With regard to any dispute hereunder, both parties agree to negotiate by the guideline of faith and good will; if for which no agreement is achieved, the parties agree that the local court of Taoyuan, Taiwan will be the first court in jurisdiction.

Provision XVII:

The Agreement is made in duplicate, each principle holds one original. In witness whereof both parties have carefully read it and sign it at free will. For outstanding matters, complementary agreement will be attached.

Parties

Party A: Nano Superlattice Technology, Inc.

Legal Person: Huang, Zixia 0200648284

Address: 2nd Fl, 24, 7th Wuquan Rd., Wugu Industry Area

For and on behalf of
NANO SUPERLATICE TECHNOLOGY, INC.

/s/___________________________________
Alice Hwang

Party B: Cheng Yuqian

Identification card Number: Q100244097

Address: 8th fl, 45, Middle Zhongshan Rd., 8th Community, Yangchou Village, Luzhu Town, Taoyuan Country

/s/___________________________________
Cheng Yuqian

Dated as of December 28, 2008